Exhibit 99.1

Kaiser Aluminum Corporation Announces Renewal of a Five-Year, $300 Million,
Senior Secured Revolving Credit Facility

FOOTHILL RANCH, Calif., December 1, 2015 - Kaiser Aluminum Corporation (NASDAQ:KALU) today announced that it has entered into a $300 million, five-year senior secured revolving credit facility by amending and restating the Company’s previously existing facility. The amended facility provides more favorable pricing and greater flexibility, and extends the maturity date from September 2016 to December 2020. On the effective date of December 1, 2015, borrowing availability, net of outstanding letters of credit, was approximately $284 million based upon a borrowing base of eligible accounts receivable and inventory and certain machinery and equipment. There are no borrowings under the revolving credit facility.

“A key component of our business strategy is to maintain strong liquidity and financial flexibility that will continue to support ongoing growth and investment in our business and allow us to maintain our strong competitive position throughout the economic cycles of the end markets we serve,” said Jack A. Hockema, President, CEO and Chairman. “We are pleased that our lending banks have acknowledged our strong business model and prudent financial management and we appreciate their continued commitment and support.”

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, custom automotive, general engineering, and other industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube, and wire products, adhering to traditions of quality, innovation, and service that have been key components of the culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov, which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings, and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) changes in economic or aluminum industry business conditions generally, including supply, demand and credit conditions and conditions in the markets served by the Company, including aerospace, defense, general engineering, custom automotive, distribution and other markets that could, among other things, impact the Company’s liquidity and financial flexibility; (b) the impact of business conditions and aluminum prices on eligible accounts receivable and inventory; (c) the Company’s ability to achieve the level of shipments, profitable sales growth, capacity and capability expansions, manufacturing cost efficiencies, greater operating leverage, productivity improvements, product quality enhancements or other benefits anticipated by management, including those anticipated from the Company’s strategic investments; (d) the Company’s ability to identify and successfully pursue growth and investment opportunities that allow the Company to maintain its competitive position throughout the economic cycles of the end markets served by the Company; and (e) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31,

2014. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations and Public Relations Contact:
Melinda C. Ellsworth
Kaiser Aluminum Corporation
(949) 614-1757